UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒              Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS KKR Capital Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Solicitation Script (Inbound and Outbound)

CLIENT NAME: FS KKR Capital Corp.

MEETING DATE: 6/18/26

DEDICATED TOLL-FREE NUMBER: 844-847-5067

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the FS KKR Capital Corp. My name is <Agent’s Name>. How may I assist you today?

General Outbound Greeting:

Hello, may I please speak with <full name as it appears on registration>?

My name is <Agent’s Name> and I am calling on a recorded line regarding your investment in FS KKR Capital Corp. Materials were sent to you for the upcoming meeting of shareholders scheduled for June 18th, 2026. Have you received proxy materials?

ADJOURNMENT Outbound Greeting:

Hello, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello, <Shareholder’s First Name>, my name is < Agent’s Name> and I am calling on a recorded line regarding your investment in FS KKR Capital Corp. Materials were sent to you for the upcoming Meeting of shareholders which has been adjourned to <date/time>. To date, we have not received your vote on these important matters. <move to Voting>

IF SHAREHOLDER RECEIVED MATERIALS AND/OR WANTS TO VOTE:

Sure, I can help you with that. Your Board has recommended a vote IN FAVOR of the proposals.  Would you like to vote along with the recommendations of the Board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside at <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 844-847-5067.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com CONFIDENTIAL INFORMATION

IF not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone.

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed OR If Not Interested:

Thank you. Please be aware that as a shareholder, your vote is very important. Please note there are several ways to return your vote outlined in the proxy materials. Thank you again for your time today.

Voting (Any vote needed):

Your Board has recommended a vote “FOR” the proposals, or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

Registered holder wants a new proxy card/or their control number: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your Board is recommending you vote FOR the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your Board is recommending you vote FOR the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

ANSWERING MACHINE MESSAGE (LIVE AND RECORDED):

Hello, my name is <Agent’s Name> and I am a voting specialist calling in regards to your investment with FS KKR Capital Corp. You should have received proxy material electronically or in the mail concerning the Meeting of Shareholders to be held on June 18th, 2026.

Your vote is very important. Please note there are several ways to return your vote, which are provided in the proxy materials. If you have any questions and would like to vote over the telephone and call toll-free at 844-847-5067. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Thank you for your prompt attention to this matter.

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com CONFIDENTIAL INFORMATION

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. This call may be monitored and recorded for training purposes.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

Call Center Hours of Operation:

Monday through Friday, 9AM to 10PM Eastern Time (ET).

© 2025 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com CONFIDENTIAL INFORMATION